EXHIBIT 99.1

News Release

Media Contacts:

Telkonet Investor Relations, 240.912.1811, ir@telkonet.com
Garrett Axford, Georgina Garrett / Simon Jones, 866.940.9987, +44.1903.854900 mail@garrett-axford.co.uk

For Immediate Release

Telkonet Receives Notice From NYSE Amex, LLC

November 6, 2009: Germantown, MD – Telkonet, Inc. (NYSE Amex: TKO), a Clean Technology company that develops and manufactures proprietary energy management and Smart Grid networking technology, today announced that on November 3, 2009, Telkonet, Inc., received notice from NYSE Amex, LLC (the "Exchange") that a Listing Qualifications Panel of the Exchange’s Committee on Securities (the "Panel") had affirmed the Exchange’s Listing Qualifications Department staff's determination to delist the Company's common stock from the Exchange.

By way of background, as previously reported in the Company's Current Reports on Form 8-K (filed on May 21, 2009 and September 2, 2009), the Company has previously received notices from Exchange regarding the delisting of its common stock because the Company was not in compliance with Section 1003(a)(iv) of the Exchange’s Company Guide (the “Company Guide”) in that it had sustained losses which were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable, in the opinion of the Exchange, as to whether the Company would be able to continue operations and/or meet its obligations as they mature.

After considering the costs to the Company of compliance with the continued listing requirements of the Exchange and other factors, the Company determined that it was not in the best interests of the Company and its shareholders to appeal the delisting of the Company’s securities from the Exchange and approved the voluntary delisting of the securities. The Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) and anticipates that the delisting will be effective 10 days after the date of filing of the Form 25. Upon delisting from the Exchange, the Company intends to have its common stock quoted on the OTC Bulletin Board (“OTCBB”).

Jason Tienor, Chief Executive Officer of Telkonet, commented, "This decision by the Exchange, while disappointing, was not completely unexpected. More importantly, this decision has no effect on Telkonet’s day-to-day operations. Notwithstanding the Exchange’s decision, we remain optimistic about our business for the longer term and will continue to focus on growing our core business regardless of any transition from the NYSE Amex to the OTCBB.”

About Telkonet
Telkonet provides integrated, centrally-managed energy management and Smart Grid networking solutions that improve energy efficiency and reduce the demand for new energy generation. The company’s energy management systems are dynamically lowering HVAC costs in over 160,000 rooms, and are an integral part of various utilities’ green energy efficiency and rebate programs.

Primarily targeting Smart Grid and utility applications, Telkonet’s patented powerline communications (PLC) platform delivers cost-effective, robust networking, with real-time online monitoring and maintenance capabilities, increasing the reliability and energy efficiency across the entire utility grid. www.telkonet.com.

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All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).